EXHIBIT 10.24

AMENDMENT SHARE EXCHANGE AGREEMENT

This Amendment (the “Amendment”), dated January 24, 2019 is being entered into between SmartHeat Inc., a Nevada corporation (the “Company”), by and among Mid-Heaven Sincerity International Resources Investment Co., Ltd, a company incorporated under the laws of the British Virgin Islands (“Mid-Heaven”), Smartheat Inc., a Nevada corporation (“Purchaser”), Mao Zhang, Jimin Zhang, and Ying Zhao, constituting all of the shareholders of Mid-Heaven (the “Mid-Heaven Shareholders,” together with Mid-Haven and the Purchaser, the “Parties”)) and amends the Share Exchange Agreement, dated December 31, 2018 by and among Purchaser, Mid-Heaven and the Mid-Haven Shareholders (the “Share Exchange Agreement”) . Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Share Exchange Agreement.

WITNESSETH

WHEREAS, the Parties desire to amend the Share Exchange Agreement to provide for the reduction of the number of shares of common stock of Purchaser, par value $.001 per share (the “Common Stock”) issued to the Mid-Haven Shareholders from 186,588,264 shares to 106,001,971 shares;

WHEREAS, NorthTech Holdings, Inc., the majority stockholder of the Purchaser has approved this Amendment; and

WHEREAS, the Parties desire to amend accordingly certain provisions of the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Amendments to the Share Exchange Agreement. The Share Exchange Agreement shall hereby be amended as follows:

a.	Section 2.1 of the Share Exchange Agreement shall be deleted in its entirety and replaced by the following:

“2.1 The Share Exchange. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS, at the Closing, the Parties shall cause the Share Exchange to be consummated by taking all appropriate actions to ensure that the shareholders of Mid-Heaven listed on Schedule 2.1 deliver all of the issued and outstanding shares of capital stock of Mid-Heaven to Purchaser, duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in proper form for transfer in exchange for the issuance of an aggregate of 106,001,971 shares of Purchaser Common Stock (the “Shares”) to the three shareholders of Mid-Heaven listed on Schedule 2.1”

2.	Miscellaneous.

a.

Full Force and Effect. Except as expressly set forth in this Amendment, no other provision of the Share Exchange Agreement shall be changed, altered or modified and the Share Exchange Agreement, except as amended, shall remain in full force and effect.

b.	Authority. Each Party represents and warrants to the other party that this Amendment is being executed by the authorized representatives of each respective party.

c.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed via facsimile, which shall be deemed an original.

d.	Headings. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

e.	Notices. Unless otherwise provided, any notice required or permitted under this Amendment shall be given in accordance with Section 8.3 of the Share Exchange Agreement.

f.

Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

g.	All Amendments in Writing. No supplement, modification, or amendment to this Amendment shall be binding, unless executed in writing by a duly authorized representative of each party to this Amendment.

h.

Entire Agreement. This Amendment and the Share Exchange Agreement, including the prior amendments thereto, the Exhibits and the Schedules, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

i.	Governing Law. This Amendment shall be governed by, and construed in accordance with the substantive laws (other than conflict laws) of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

SMARTHEAT INC.

By: /s/ Jimin Zhang

Name:     Jimin Zhang

Title:     Chief Executive Officer

MID-HEAVEN SINCERITY INTERNATIONAL RESOURCES INVESTMENT CO., LTD

By: /s/ Mao Zhang

Name:     Mao Zhang

Title:     Chief Executive Officer

MIDHAVEN SHAREHOLDERS

By: /s/ Mao Zhang

Name: Mao Zhang

By: /s/ Jian Zhang

Name: Jian Zhang

By: /s/ Ying Zhao

Name: Ying Zhao

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